UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 4, 2000



                              CHS ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



     FLORIDA                          0-24244                87-0435376
(State or other jurisdiction       (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                            Identification No.)



2000 N.W. 84TH AVENUE, MIAMI, FLORIDA                        33122
(Address of principal executive offices)                     (Zip Code)



                                 (305) 908-7200
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
     (Former name, former address, and former fiscal year, if changed since last report)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On April 4, 2000, CHS Electronics, Inc., (the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") (Case No. 00-12731). No trustee, examiner with extended powers, receiver, fiscal agent or similar officer has been appointed with respect to the Company, which continues to operate as a debtor in possession.

         The Company filed a Plan of Reorganization (the "Plan") with the Bankruptcy Court. The principal terms of the Plan are as follows:

         (1) The Company will sell the capital stock of certain of its subsidiaries and certain other assets of the Company (the "European Assets") to Europa IT ApS, a Danish corporation ("Europa"), in accordance with the terms of a Letter Agreement dated as of March 17, 2000, entered into by the Company, Europa and certain creditors of the Company (the "Letter Agreement"). The European Assets represent a substantial portion of the Company's total assets; a complete list of the European Assets is set forth in Exhibit B to the Letter Agreement.

         (2) In consideration for the European Assets, CHS will receive (a) the number of shares (the "Europa Shares") of common stock of Europa ("Europa Common Stock") equal to 20% of the total outstanding fully diluted common stock of Europa as of the date that is thirty days after the date the order entered by the Bankruptcy Court confirming the Plan becomes a final order (the "Effective Date"); (b) $22.5 million in aggregate principal amount of promissory notes issued by Europa on the Effective Date, bearing interest at the rate of 10% per annum and due in thirty months (the "Thirty Month Notes") and (c) $45 million in aggregate par value of redeemable, convertible preferred stock issued by Europa on the Effective Date (the "Europa Preferred Stock").

         (3) All of the consideration received by the Company from Europa for the European Assets (except for such number of the Europa Shares as shall constitute 5% of the fully diluted Europa Common Stock, which will be retained by the Reorganized Company) shall be distributed to the Company's creditors pursuant to the Plan. Furthermore, 25% of the equity of the Reorganized Company shall be distributed to the Company's creditors pursuant to the Plan. The term "Reorganized Company" refers to the successor entity to be formed pursuant to the Plan as a result of the entry by the Bankruptcy Court of the order confirming the Plan, when such order becomes a final order.

         (4) Holders of the issued and outstanding shares of common stock of the Company (including any warrants and options to purchase such shares) will, in the aggregate, receive 75% of the common stock of the Reorganized Company and all such outstanding shares of common


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

stock of the Company shall be deemed to be canceled and extinguished on the Effective Date.

         As of April 18, 2000, the following creditors of the Company had approved the Plan and had signed the Letter Agreement: Alliance Capital Management, LP; Gabriel Elias; Morgan Stanley Dean Witter Asset Management (various entities); Van Kampen High Income Corporate Bond Fund; Warburg Dillon Read, LLC; ML CBO XVIII (Cayman) Ltd.; ML CBO XIX (Cayman) Ltd.; AIU Insurance; American Home Assurance Co.; Commerce and Industry Insurance Company; National Union Fire Insurance Company of Pittsburgh, PA; The Insurance Company of the State of Pennsylvania; Computer Associates International, Inc.; IBM Credit Corp. (various entities) and Microsoft Ireland Operations Limited.

         The above descriptions are qualified by reference to the Plan and the Letter Agreement, which are filed as exhibits to this Report and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         EXHIBIT NO.      DESCRIPTION
         -----------      -----------

             2.1 Plan of Reorganization of CHS Electronics, Inc., filed on April 4, 2000 with the United States Bankruptcy Court for the Southern District of Florida.

            10.1 Letter Agreement, dated as of March 17, 2000 by and among CHS Electronics, Inc. (the "Company"), Europa IT ApS and certain creditors of the Company.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHS ELECTRONICS, INC.


Date:  April 19, 2000                       By: /s/ BURTON EMMER
                                               --------------------------------
                                                Burton Emmer
                                                Acting Chief Financial Officer

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

                                  EXHIBIT INDEX

         EXHIBIT NO.      DESCRIPTION
         -----------      -----------

             2.1 Plan of Reorganization of CHS Electronics, Inc., filed on April 4, 2000 with the United States Bankruptcy Court for the Southern District of Florida.

            10.1 Letter Agreement, dated as of March 17, 2000 by and among CHS Electronics, Inc. (the "Company"), Europa IT ApS and certain creditors of the Company.